Exhibit 10.3

Exhibit A

Form of Warrant

BROADCAST INTERNATIONAL, INC.

WARRANT FOR COMMON STOCK

Right to purchase ______________ (_____) shares (subject to adjustment) of the common stock, $.05 par value (the “Stock”), of BROADCAST INTERNATIONAL, INC., a Utah corporation (the “Company”).

The Company hereby certifies that, for value received,

[WARRANT HOLDER]

or registered assigns (the “Holder”), is entitled to purchase from the Company at any time or from time to time during the Exercise Period (as hereinafter defined) an aggregate of _______ fully paid and non-assessable shares, subject to adjustment as provided below, of the Stock, on the payment therefore of the exercise price which shall be $1.00 per share (subject to adjustment) (the “Per Share Exercise Price”) multiplied by the number of shares of Stock to be issued (the “Exercise Price”), upon the surrender of this Warrant duly signed by the registered Holder hereof at the time of exercise, accompanied by payment of the Exercise Price, upon the terms and subject to the conditions hereinafter set forth.

The Warrant represented hereby is delivered pursuant to and is subject to that certain Subscription Agreement accepted by the Company as of December __, 2010 by and between the Company and the Holder (the “Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

1.

EXERCISE OF WARRANT.  This Warrant shall be exercisable commencing on the date hereof and shall expire at the times specified herein under the heading “EXPIRATION OF WARRANT” (the “Exercise Period”).  Subject to the foregoing restrictions, the Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, by surrendering this Warrant, with the Notice of Exercise appended hereto duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Stock purchased upon such exercise.

2.

EXPIRATION OF WARRANT.  This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(A)

5:00 p.m., Salt Lake City, Utah local time, on December __, 2015; or

(B)

a Change of Control (as defined below).

In the event of a proposed Change of Control, the Company shall give the Holder thirty (30) days prior notice of the proposed closing date of the Change of Control and, to the extent the Warrant has not been exercised by the closing date of the Change of Control, then this Warrant shall terminate.  “Change of Control” shall mean:

a.

the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Company’s jurisdiction of incorporation), unless the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity; or

b.

a sale of all or substantially all of the assets of the Company.

3.

DELIVERY OF STOCK CERTIFICATE UPON EXERCISE.  As soon as practicable, but in no event later than three Business Days, after the exercise of this Warrant and payment of the Exercise Price (which payment shall be deemed to have occurred when funds are immediately available to the Company without provisions), the Company will cause to be issued in the name of and delivered to the registered Holder hereof or its assigns, or such Holder’s nominee or nominees, a certificate or certificates for the number of full shares of Stock of the Company to which such Holder shall be entitled upon such exercise (and in the case of a partial exercise, a Warrant of like tenor for the unexercised portion remaining subject to exercise prior to the expiration of the Exercise Period set forth herein).  For all corporate purposes, such certificate or certificates shall be deemed to have been issued and such Holder or such Holder’s designee to be named therein shall be deemed to have become a holder of record of such shares of Stock as of the date the duly executed exercise form pursuant to this Warrant, together with full payment of the Exercise Price, is received by the Company as aforesaid.  No fraction of a share or scrip certificate for such fraction shall be issued upon the exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such Holder cash equal to a like fraction at the prevailing fair market price for such share as determined in good faith by the Company.

4.

ADJUSTMENTS.

(A)

Dividends.  In the event that a dividend shall be declared upon the Stock of the Company payable in shares of Stock, the number of shares of Stock covered by this Warrant shall be adjusted by adding thereto the number of shares that would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend, and the Per Share Exercise Price shall be adjusted by multiplying the Per Share Exercise Price by a fraction (i) the numerator of which is the number of shares of Stock issued and outstanding immediately prior to the payment of such stock dividend and (ii) the denominator of which is the number of shares of Stock issued and outstanding immediately after the payment of such stock dividend.

(B)

Reorganizations, Consolidations, Mergers.  Except as otherwise set forth herein, in the event that the outstanding shares of Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then upon exercise of this Warrant there shall be substituted for the shares of Stock covered by this Warrant, the number and kind of shares of stock or other securities that would have been substituted therefor if such shares of Stock had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities and the exercise price shall be proportionately adjusted.

(C)

Other Changes.  In the event there shall be any change, other than specified above, in the number or kind of outstanding shares of Stock of the Company or of any stock or other securities into which such Stock shall be changed or for which it shall have been exchanged, then if the Board of Directors shall determine, in good faith, that such change equitably requires an adjustment in the number or kind of shares covered by this Warrant, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes on this Warrant.

(D)

Adjustments to Exercise Price for Diluting Issues.

a.

Special Definitions.  For purposes of this Section 4(D), the following definitions shall apply:

(A)

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Stock or Convertible Securities.

(B)

“Date of this Warrant” shall mean the date on which this Warrant was issued.

(C)

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Stock, but excluding Options.

(D)

“Additional Shares of Stock” shall mean all shares of Stock issued (or, pursuant to Section 4(D)(c) below, deemed to be issued) by the Company after the date of this Warrant, other than (i) the following shares of Stock and (ii) shares of Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (i) and (ii) above, collectively, “Exempted Securities”):

(1)

shares of Stock, Options or Convertible Securities issued upon the conversion of Series A Preferred Stock or by reason of a dividend, stock split, split-up or other distribution on shares of Stock that is covered by Sections 4(A), 4(B), or 4(C);

(2)

shares of Stock or Options (or shares of Stock issued upon the exercise of such Options) issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company;

(3)

shares of Stock or Convertible Securities actually issued upon the exercise of Options, or shares of Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided that such issuance is pursuant to the terms of such Option or Convertible Security;

(4)

shares of Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company;

(5)

shares of Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company;

(6)

shares of Stock, Options or Convertible Securities issued pursuant to the acquisition of another entity (or the assets of another entity) by the Company, whether by merger, reorganization or otherwise, provided, that such issuances are approved by the Board of Directors of the Company;

(7)

warrants issued pursuant to the terms of the Agreement and the other Subscription Agreements by and between the Company and the Holder and the other investors in the Offering, or any shares of Stock issued upon the exercise of such warrants;

(8)

shares of Stock issued upon the conversion, exercise or exchange of all other Options and Convertible Securities outstanding on the date of this Warrant.

b.

No Adjustment of Exercise Price.  No adjustment in the Exercise Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Stock unless the consideration per share (determined pursuant to Section 4(D)(e) for an Additional Share of Stock issued or deemed to be issued by this Company) is less than the Exercise Price in effect on the date of, and immediately prior to, the issue of such Additional Shares or Stock.

c.

Deemed Issue of Additional Shares of Stock.

(A)

If the Company at any time or from time to time after the date of this Warrant shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B)

If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of Section 4(D)(d), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase or decrease in the number of shares of Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (ii) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Exercise Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause  (b) shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (A) the Exercise Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (B) the Exercise Price that would have resulted from any issuances of Additional Shares of Stock (other than deemed issuances of Additional Shares of Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(C)

If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of Section 4(D)(d) (either because the consideration per share (determined pursuant to Section 4(D)(e)) of the Additional Shares of Stock subject thereto was equal to or greater than the Exercise Price then in effect, or because such Option or Convertible Security was issued before the Date of this Warrant), are revised after the date of this Warrant as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase in the number of shares of Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Stock subject thereto (determined in the manner provided in Subsection 4(D)(c)(A)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)

Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of Section 4(D)(d), the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(E)

If the number of shares of Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Exercise Price provided for in this Section 4(D)(c) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of Section 4(D)(c)).  If the number of shares of Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Exercise Price that would result under the terms of this Section 4(D)(c) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Exercise Price that such issuance or amendment took place at the time such calculation can first be made.

d.

Adjustment of Exercise Price Upon Issuance of Additional Shares of Stock.  In the event the Company shall at any time after the date of this Warrant issue Additional Shares of Stock (including Additional Shares of Stock deemed to be issued pursuant to Section 4(D)(c)), without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

(A)

CP2 = CP1*  (A + B) ÷ (A + C).

(B)

For purposes of the foregoing formula, the following definitions shall apply:

(C)

“CP2” shall mean the Exercise Price in effect immediately after such issue of Additional Shares of Stock

(D)

“CP1” shall mean the Exercise Price in effect immediately prior to such issue of Additional Shares of Stock;

(E)

“A” shall mean the number of shares of Stock outstanding immediately prior to such issue of Additional Shares of Stock (treating for this purpose as outstanding all shares of Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(F)

“B” shall mean the number of shares of Stock that would have been issued if such Additional Shares of Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(G)

“C” shall mean the number of such Additional Shares of Stock issued in such transaction.

e.

Determination of Consideration.  For purposes of this Section 4(D), the consideration received by the Company for the issue of any Additional Shares of Stock shall be computed as follows:

(A)

For cash and property, such consideration shall:

(1)

insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(2)

insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

(3)

in the event Additional Shares of Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Company.

(B)

For Options and Convertible Securities, the consideration per share received by the Company for Additional Shares of Stock deemed to have been issued pursuant to Section 4(D)(c), relating to Options and Convertible Securities, shall be determined by dividing

(1)

the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2)

the maximum number of shares of Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

f.

Multiple Closing Dates.  In the event the Company shall issue on more than one date Additional Shares of Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Exercise Price pursuant to the terms of Section 4(D)(d), and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Exercise Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(E)

Notice of Adjustments.  In the event of any adjustment pursuant to this Section 4, the Company will provide the Holder with notice of such adjustment reasonably promptly after the effective date of such adjustment.

5.

LOST, STOLEN, DESTROYED OR MUTILATED WARRANT.  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft or destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company will issue and deliver, in lieu thereof, a new Warrant of like tenor.

6.

TRANSFER.

(A)

Owner of Warrant.  The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided below.

(B)

Transfer of Warrant.  The Company agrees to maintain, at its then principal place of business, books for the registration of the Warrant and transfers thereof, and this Warrant and all rights hereunder are transferable, in whole or in part, on said books at said office, upon surrender of this Warrant at said office, together with a written assignment of this Warrant duly executed by the Holder hereof or his duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled.

7.

COVENANTS.  The Company covenants that, so long as this Warrant is exercisable, the Company will reserve from its authorized and unissued Stock a sufficient number of shares to provide for the delivery of Stock pursuant to the exercise of this Warrant. The Company further covenants that all shares of Stock that shall be so deliverable upon exercise of this Warrant shall be duly and validly issued and fully paid and non-assessable.

8.

CASHLESS EXERCISE RIGHTS.

(A)

Cashless Exercise Provisions. Notwithstanding anything to the contrary contained herein, if at any time a registration statement covering the Warrant Shares ceases to be effective for a period of more than thirty (30) consecutive days (a “Delinquency Period”), then the Holder shall have the right, with respect to any Notice of Exercise of Warrant delivered during such Delinquency Period to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder, without the requirement that the Holder pay any portion of the Exercise Price in cash or other consideration, the number of shares of Stock determined as follows:

X =  Y [(A-B)/A], where:

X =  the number of shares of Stock to be issued to the Holder upon exercise.

Y =  the number of shares of Stock with respect to which this Warrant is being exercised.

A =  the arithmetic average of the VWAP of the Stock for the thirty (30) Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

(B)

Certain Definitions. For purposes of this Section 8, the following definitions shall apply:

(i)  “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the Commonwealth of Pennsylvania are authorized or required by law or other governmental action to close.

(ii)  “Trading Day” means (a) any day on which the Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.

(iii)  “Trading Market” means or any national securities exchange, market or trading or quotation facility on which the Stock is then listed or quoted.

(iv)  "VWAP" means on any particular Trading Day or for any particular period the volume weighted average trading price per share of Stock on such date or for such period on the primary Trading Market as reported by Bloomberg L.P., or any successor performing similar functions.

9.

MISCELLANEOUS.

(A)

No Rights as Shareholder. This Warrant does not confer upon the Holder any rights of a stockholder of the Company, including, without limitation, any right to vote or to consent to or receive notice as a stockholder of the Company.

(B)

Notices. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective three (3) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed as follow: If to the Company to: at 7050 Union Park Avenue, Suite 600, Salt Lake City, Utah 84047, Attn: Chief Executive Officer, facsimile number (801) 562-1773 and if to the Holder to the address shown therefor on the books and records of the Company. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 9, except that any such change of address notice shall not be effective unless and until received.

(C)

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Utah without regard to principles of conflicts of laws.

(D)

Amendment.  This Warrant and any provision hereof may be amended solely by an instrument in writing signed by the Company and Holder.

(E)

Severability.  In case any one or more of the provisions of this Warrant shall be determined by a court of competent jurisdiction to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby.

(F)

Assignment.  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and Holder any legal or equitable right, remedy or cause of action under this Warrant.

(G)

Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer, effective as of the date first set forth above.

Dated:	December __, 2010	BROADCAST INTERNATIONAL, INC.
__________________________________ Rodney M. Tiede Chief Executive Officer

NOTICE OF EXERCISE OF WARRANT

To:

BROADCAST INTERNATIONAL, INC.

The undersigned Holder hereby exercises the right to purchase _____________ shares of Common Stock, $.05 par value, of Broadcast International, Inc., a Utah corporation (the “Company”), and delivers to the Company herewith the Exercise Price.

You will kindly forward a certificate or certificates for the shares purchased hereby and, if such shares shall not include all of the shares provided in this Warrant, a new Warrant of like tenor and date for the balance of the shares issuable thereunder shall be delivered to the undersigned at the address set forth below.

Date:
Name of Holder

By:

Address: